SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549
                             ______________________

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF

                       THE SECURITIES EXCHANGE ACT OF 1934




Date of Report (Date of earliest event reported):  June  26, 2003
                                                   --------------

                     FIRST LITCHFIELD FINANCIAL CORPORATION
                     --------------------------------------
               (Exact name of Registrant as Specified in Charter)


            Delaware                    0-28815                    06-1241321
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(State or other Jurisdiction    (Commission File Number)     (IRS Employer
 of Incorporation)                                           Identification No.)




13 North Street, Litchfield, Connecticut                                06759
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(Address of Principal Executive Offices)                              (Zip Code)


Registrant's telephone number, including area code:   (860) 567-8752


   N/A
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(Former Name or Former Address, if Changed Since Last Report

Form 8-K, Current Report
First Litchfield Financial Corporation

Item 5. Other Matters.
        -------------

     On June 26, 2003, First Litchfield Financial Corporation completed an issuance of $6.8 million in trust preferred securities. The securities were issued through a newly formed trust, First Litchfield Statutory Trust I, in a private, pooled transaction. The securities have not been registered under the Securities Act of 1933, as amended, and may not be sold in the United States under the Securities Act of 1933, as amended, absent registration or an applicable exemption from the registration requirements. The securities carry a variable rate and were priced at the 3-month LIBOR plus 3.10%, the initial rate being 4.16%. Interest payments and the resetting of the rate both occur on a quarterly basis. The securities are scheduled to mature in 30 years and they cannot be redeemed by First Litchfield Statutory Trust I for a minimum of five years.

        Exhibit Index                                  Page
        -------------                                  ----

        99.    Press Release dated July 1, 2003          3

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


Dated: July 1, 2003                    FIRST LITCHFIELD FINANCIAL CORPORATION



                                       By  /s/ Joseph J. Greco
                                           -------------------------------------
                                           Joseph J. Greco
                                           President and Chief Executive Officer